Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86951

PROSPECTUS  SUPPLEMENT  DATED August 1, 2000
(To Prospectus filed on October 27, 1999)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        7,182,246 Shares of Common Stock*
                             -----------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

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         *Reflects 100% stock dividend payable February 11, 2000

         The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                    Shares to be Offered for the
        Selling Stockholders                               Selling Stockholder**
-----------------------------------------------     ----------------------------


Geoffrey R. Tate & Colleen Thygesen Tate,                              942
Trustees of the Tate Family Trust dtd 9/30/98

Jayshree Ullal and Vijaykumar Ullal, Trustees of the                   846
2000 Ullal Family Trust, UDT February 15,2000

Burton J. McMurtry and Ann K. McMurtry TTEES FBO                     2,519
McMurtry Family CRT DTD 7/15/96

Arthur Levine & Judy Levine, Jtten                                      11

Jewish Community Foundation                                            169


Leo Quilici and Sharon Quilici or their Successors                  18,436
as Trustees under the Leo and Sharon Quilici
Trust Agreement dated 07/23/97


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**Reflects 100% stock dividend payable 02/11/2000